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                                                                       EXHIBIT 5

                        [LETTERHEAD OF KING & SPALDING]


                                February 9, 1995



PROPERTY TRUST OF AMERICA
7777 Market Center Avenue
El Paso, Texas  79912

     Re: Form S-4 Registration Statement (the "Registration Statement"), relating to the Common Shares of Beneficial Interest, par value $1.00 per share, of Property Trust of America
          --------------------------------------------------


Gentlemen:

     We have acted as counsel to Property Trust of America, a Maryland real estate investment trust (the "Trust"), in connection with the transactions described in the Agreement and Plan of Merger, dated as of December 6, 1994 (the "Merger Agreement"), by and among the Trust, Security Capital Pacific Incorporated, a Maryland corporation, and Security Capital Realty Incorporated, a Maryland corporation. In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below.
In all such examinations, we have assumed the legal capacity of natural persons, the genuineness of signatures on original documents, the authenticity of all original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We also have relied, as to various matters of fact relating to the opinions set forth below, on a certificate of certain public officials.

     Based upon the foregoing, we are of the opinion that:

        (i) The Trust is validly existing and in good standing under the laws of the State of Maryland; and
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Property Trust of America
February 9, 1995
Page 2
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        (ii)  The Common Shares of Beneficial Interest, par value $1.00 per share, of the Trust, issuable in connection with the Merger have been duly authorized, and when issued in accordance with the terms set forth in the Merger Agreement, will be validly issued, fully paid and nonassessable.


     With respect to the opinions set forth in paragraphs (i) and (ii), we have relied as to all matters of the laws of the State of Maryland on the opinion of Piper & Marbury.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Joint Proxy/Information Statement and Prospectus that forms a part of the Registration Statement.


                                       Very truly yours,



                                        KING & SPALDING